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                                                                    EXHIBIT 10.1

                                                           Hamilton County, Ohio


When recorded return to:
Mark J. Weber, Esq.
Keating, Muething & Klekamp, P.L.L.
1800 Provident Tower
One East Fourth Street
Cincinnati, Ohio  45202



                 OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT
                  AND ASSIGNMENT OF RENTS, INCOME AND PROCEEDS


                       Maximum Principal Amount $2,000,000


         THIS OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS, INCOME AND PROCEEDS ("Mortgage") made as of the 23rd day of September, 1998, by CAFE ODYSSEY, INC., a Minnesota corporation with a mailing address of 4801 West 8lst Street, Suite 112, Bloomington, Minnesota 55437 (hereinafter referred to as "Mortgagor") to THE PROVIDENT BANK, a banking corporation with a mailing address of One East Fourth Street, Cincinnati, Ohio 45202 (hereinafter, together with its successors and assigns called "Mortgagee").

         WHEREAS, Mortgagor has delivered to Mortgagee (1) a certain Revolving Promissory Note in the principal amount of Three Million and 00/100 Dollars ($3,000,000.00) executed by Mortgagor ("Note"), dated of even date herewith (this Note and any renewals, extensions or modifications thereof, and all notes issued in substitution or replacement therefor which remain outstanding while the Mortgage is in effect shall hereinafter collectively be referred to as the "Note"), which Note evidences a loan (the "Loan") from Mortgagee wherein the Mortgagor promises to pay to Mortgagee so much thereof as may now or hereafter be disbursed to or for the accounts of the Mortgagor, together with interest thereon as set forth in the Note.

         WHEREAS, the Loan is made pursuant to the terms and in accordance with or reliance upon certain other agreements and documents, which may include, without limitation, a Security Agreement from Mortgagor to Mortgagee dated of even date herewith, certain UCC-1 Financing Statements and those certain Unconditional Guaranties from _____________, Martin J. O'Dowd, Stephen D. King and Jerry Ruyan ("Guarantors") to Mortgagee ("Guaranties"), which Guaranties shall be secured by pledges from Guarantors to Mortgagee of marketable securities or Mortgagee's time deposits ("Pledge Agreements") (hereinafter, together with the Note, collectively referred to herein as the "Loan Documents").


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                                    ARTICLE 1

                                    The Grant

         NOW THEREFORE, in consideration of the making of the Loan, Mortgagor does hereby agree that the Mortgage shall secure the following: (a) the prompt payment of the indebtedness evidenced by the Note, with interest thereon and any late or other charges imposed in accordance with the terms thereof; (b) the full performance of Mortgagor's obligations under this Mortgage; (c) the payment, performance and observance by Mortgagor of all of the covenants and conditions contained in this Mortgage; and (d) the repayment of any and all debts, obligations or liabilities of every kind and description of Mortgagor to Mortgagee, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, if any, (items (a), (b), (c) and (d) shall hereinafter collectively be referred to as the "Indebtedness Hereby Secured"), and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby mortgage, warrant, grant, bargain, sell, assign, encumber, convey and grant a security interest to Mortgagee forever in all of the estate, title and interest of Mortgagor in the leasehold and easement estates, if any, in that certain real property situated in the County of Hamilton, State of Ohio and more particularly described on Exhibit "A" attached hereto and by reference made a part hereof ("Real Property");

         TOGETHER WITH, all and singular, the Mortgagor's interest in the tenements, hereditaments, and appurtenances thereto belonging, all present and future buildings, structures, annexations, access rights, rights-of-way or use, servitudes, licenses and improvements thereon, all of the rights, privileges, licenses, easements and appurtenances belonging to such Real Property, together with all of the estates and rights in and to lands lying in streets, alleys and roads adjoining the said Real Property (collectively, the "Improvements") and all Mortgagor's right, title, interest, estate, claim and demand, either at law or in equity, in and to all goods, chattels, fixtures, building materials, machinery, apparatus, equipment or articles now or hereafter erected or placed in or upon said Real Property or now or hereafter attached to or used or usable in connection with said Real Property or any business conducted thereon whether or not the same have or would become a part of said Real Property by attachment thereto (collectively, the "Personal Property") including, without limiting the generality of the foregoing, all lighting, heating, cooling, ventilating, air conditioning, incinerating, sprinkling, gas, plumbing, waste removal and refrigeration systems, engines, furnaces, boilers, pumps, tanks, heaters, generators, motors, maintenance equipment, fire prevention apparatus, dryers and laundry equipment, office equipment and all pipes, wires, fixtures and apparatus forming a part of or used in connection therewith; elevators and motors, refrigeration plants or units, cooking appliances, furniture, furnishings, television, tables, chairs, bars, lamps, telephones, cabinets, storm windows and doors, window and door screens, awnings and window and door shades, all drapes and curtains and related hardware and mounting devices, wall-to-wall carpeting; all equipment,



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machinery, furnishings, fixtures and inventory situated on the Real Property and used or usable in operation thereof as well as all additions, improvements and replacements thereto, and proceeds thereof; all water, sanitary and storm sewer systems including all water mains, service laterals and mineral rights, hydrants, valves and appurtenances, all sanitary sewer lines, including mains, laterals, manholes and appurtenances, all paving for streets, roads, walkways or entrance ways, all minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Real Property or under or above the same or any part or parcel thereof, all of the records and books of account now or hereafter maintained by Mortgagor in connection with the Real Property, all names as may be used for the Real Property and the goodwill associated therewith, all proceeds, or sums payable in lieu of or as compensation for the loss or damage to Improvements or Personal Property or to the Real Property upon which the said property covered hereby is or may be located including without limitation the buildings or improvements now or hereafter located thereon, and all Mortgagor's rights in and to all pertinent present and future fire, hazard, business interruption, rental interruption and other insurance policies maintained by Mortgagor on the Improvements, Personal Property and Real
Property, all payment and performance bonds received in connection with any construction or other matter and all rights thereunder, all plans, specifications, drawings, studies, surveys, appraisals and other similar work product, all contracts for design, architectural, engineering or construction services and all rights and claims thereunder; all other contract rights and agreements for the protection of property or services to or in connection with, or otherwise benefiting the Real Property, including, without limitation, all management agreements and cable television agreements; all permits, licenses, variances, approvals and/or consents issued by any governmental entity, utility or other entity; all awards made by any public body or created by any competent jurisdiction for the taking or the degradation of value in any eminent domain proceedings, or purchase in lieu thereof; all of Mortgagor's interest and rights as lessor or lessee in and to all leases now or hereafter affecting the said
Real Property or part thereof; all contracts for the sale of all or any portion of said Real Property and all contract rights relating to the purchase and maintenance of any equipment; all of which together with Mortgagor's interest in said Real Property, Improvements and Personal Property are hereinafter referred to as the "Premises".

         Mortgagee is hereby subrogated to the rights of all mortgagees, lien holders and owners paid off by the proceeds of the Loan secured hereby.

         TO HAVE AND TO HOLD, the Premises unto the Mortgagee, its successors and assigns forever, for the use and purposes hereinafter set forth.

                                    ARTICLE 2

                         Representations and Warranties

         2.1 Title. Mortgagor does hereby represent and warrant to Mortgagee that it is lawfully seized of an indefeasible leasehold estate in and has good absolute leasehold title to the Premises under the following lease ("Lease") and Mortgagor has full power to convey the same and



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to execute this Mortgage; that the Premises are free, clear and unencumbered of all easements, restrictions and liens whatsoever, except those easements, restrictions and matters of record set forth in the title evidence delivered to Mortgagee in connection herewith ("Permitted Encumbrances"); that Mortgagor does warrant and will defend the title to the Premises against the claims and demands of all persons whomsoever; that there are no suits or proceedings pending or threatened against or affecting Mortgagor and/or the Premises; that Mortgagor will keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; that Mortgagor will make any further assurances of title that Mortgagee may reasonably require; that the Lease is in full force and effect in accordance with its terms and has not been amended or modified in any manner, nor has any provision thereof been waived by either party thereto; and that no event of default has occurred under the Lease and no event has occurred and is continuing which with notice or the passage of time, or both, would constitute an event of default under any of the provisions thereof.

         2.2 Mechanics Lien Matters. Mortgagor represents and warrants that no notice of commencement (as identified in Ohio Revised Code Section 1311.04) as to the Premises has been filed or will be filed, pertaining to construction work which has not been fully paid, prior to the filing for record of this Mortgage and that Mortgagor shall promptly provide Mortgagee with a copy of all notices of furnishing (as identified in Ohio Revised Code Section 1311.05) received by Mortgagor.

                                    ARTICLE 3

                                    Covenants

         Mortgagor further covenants and agrees with Mortgagee as follows:

         3.1 Payments. To pay to Mortgagee, when due, the principal balance of the Note with interest thereon and all other late charges, penalties and/or prepayment penalties, all in accordance with the terms of the Note and to pay all other Indebtedness Hereby Secured at the times and in the manner herein and therein provided, including without limitation any indebtedness at any time owing by Mortgagor to Mortgagee, whether separately secured or otherwise, now owing or to be owed by Mortgagor, together with interest thereon.

         3.2 Taxes and Other Impositions. To pay when due according to law, or to cause to be paid when due according to law, all taxes, assessments and other charges which are now due or may hereafter be imposed or assessed upon the Premises, or any part thereof, or that may be imposed or assessed against the holder of this Mortgage and the Note by reason of ownership thereof, by any authority, be it federal, state, county or city, including but not limited to charges imposed upon the Premises under any applicable declaration of condominium. Upon the failure of Mortgagor promptly to pay such taxes, assessments and other charges, Mortgagee shall have the option to pay and discharge the same without notice to Mortgagor, and any sum so expended by Mortgagee shall at once become indebtedness owing from Mortgagor to Mortgagee, shall be immediately due and payable by Mortgagor with interest thereon to the extent legally enforceable at the rate of interest



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provided in the Note in the event of default and shall together be added to the
Indebtedness Hereby Secured. Upon the request of Mortgagee, Mortgagor will promptly provide Mortgagee with evidence of payment of the above taxes, assessments and other charges imposed or assessed upon the Premises.

         3.3 Insurance. For the term of this Mortgage, to obtain and keep in full force and effect at the sole cost and expense of Mortgagor or cause to be obtained and kept policies of insurance to: (a) maintain comprehensive general public liability insurance covering the legal liability of Mortgagor against claims for bodily injury, and/or property damage arising out of the use, maintenance and/or operation of the Premises and all areas appurtenant thereto and/or the conduct of Mortgagor's business in such amounts as Mortgagee may require but in no event less than $1,000,000 for personal injury or death to one person, $1,000,000 for personal injury or deaths in one accident and $1,000,000 for property damage; (b) maintain "broad form/special perils" insurance on any and all Improvements and Personal Property located on the Premises against loss by fire or other hazards in an amount not less than the full insurable value of the Improvements located on the Premises as Mortgagee may require, but in no event less than the principal balance of the Note; (c)in the event any of the Premises is located within a hundred year flood plain or area designated as subject to flood by the Federal Emergency Management Agency or other government agency, or when required by any federal, state or local law, statute, regulation or ordinance, maintain flood insurance in an amount Mortgagee deems appropriate;
(d) satisfy all applicable workers' compensation insurance requirements; (e) maintain business interruption insurance in such amounts, and with such coverages, as may be reasonably satisfactory to Mortgagee, such insurance to be provided at such time as Mortgagee may specify but in no event later than the commencement of occupancy by any tenant; (f) if there are pressure-fired vessels on the Premises, maintain broad form boiler and machinery insurance on all equipment and objects customarily covered by such insurance providing for full repair and replacement cost coverage; (g) during the course of any construction or repair of the Improvements on the Premises, maintain completed value builder's risk insurance against "all risks of physical loss", including collapse and transit coverage, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished; (h) obtain and maintain any other insurance concerning the Premises or operation of business thereon as Mortgagee may reasonably require.

               All such policies of insurance shall be written by a company or companies acceptable to Mortgagee; shall have attached thereto the standard form of Mortgagee clause; shall name Mortgagee as an additional insured on all liability policies, lender loss payee and as mortgagee, without contribution; shall be delivered to and held by Mortgagee; shall provide for thirty (30) days prior written notice of cancellation or non-renewal to Mortgagee; shall have attached thereto an agreed amount endorsement; shall include a provision stating that the waiver of subrogation rights of the insured does not void the coverage; shall contain endorsements that no act or negligence of the insured or any occupant and no occupancy or use of the Premises for purposes more hazardous than permitted by the terms of the policy, nor any breach of any warranty, declaration or condition by the insured, will affect the validity or enforceability of such insurance as against Mortgagee; shall


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contain the agreement of the insurer waiving all rights of set off, counterclaim or deductions against Mortgagor.

               Mortgagor shall furnish or shall cause to be furnished to Mortgagee certificates of all required policies of insurance along with proof of premiums paid for the current policy year and each subsequent year for the term of this Mortgage. This Mortgage shall operate as an assignment to Mortgagee of said policies of insurance, whether delivered or not. At the option of Mortgagee the proceeds of loss under any policy of insurance, whether endorsed payable to Mortgagee or not, may be applied in payment of the Note or any other sum secured by this Mortgage, whether or not such sums are then due, or to the restoration or replacement of any buildings on the Premises without in any way affecting the lien of this Mortgage or the obligation of Mortgagor or any other person for payment of the Indebtedness Hereby Secured.

               If the Premises are sold following foreclosure or if Mortgagee acquires title to the Premises, Mortgagee shall have all the right, title and interest of Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Premises prior to such sale or acquisition.

               Upon the failure of Mortgagor to provide or cause to be provided the aforesaid insurance, Mortgagee shall have the option to procure and maintain such insurance without notice to Mortgagor. Any sum so expended by Mortgagee shall at once become indebtedness owing from Mortgagor to Mortgagee and shall immediately become due and payable by Mortgagor with interest thereon to the extent legally enforceable, at the rate of interest provided in the Note in the event of a default, and shall together be added to the Indebtedness Hereby Secured.

         3.4 Tax and Insurance Escrow Deposits. In the event of either (1) Mortgagor's failure to pay all taxes and assessments pursuant to Section 3.2 herein or failure to maintain insurance in accordance with the terms of Section
3.3 herein, or (2) an Event of Default occurs under this Mortgage, Mortgagor shall, at Mortgagee's request, pay to Mortgagee monthly on or before the first day of each month, an amount equal to 1/12th of the annual premiums for the insurance policies referred to hereinabove and the annual real estate taxes, assessments, charges or claims, and any other items which at any time may be or become a lien upon the Premises prior to the lien of this Mortgage. The amounts so paid shall be security for the insurance premiums, real estate taxes and other items and shall be used in payment thereof, if Mortgagor is not otherwise in default hereunder. However, if pursuant to any provision of this Mortgage, the whole amount of the unpaid principal debt becomes due and payable, Mortgagee shall have the right, at its election, to apply any amount so held against the entire Indebtedness Hereby Secured. At Mortgagee's option, Mortgagee from time to time may waive, and after any such waiver, may reinstate the provisions of this section requiring the monthly payments prescribed herein.

         3.5 Condition of Property; Compliance with Law; Waste. To keep the Premises in good condition and repair and to make all structural and nonstructural repairs and maintenance

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                                      -7-



necessary and to cause all repairs and maintenance to be done in a good and workmanlike manner; to comply in all respects with all statutes, laws, ordinances and governmental rules, regulations and orders which are applicable to Mortgagor's business or properties; not to commit or permit waste on the Premises or remove or permit the removal of any building, improvement or fixture from the Premises; not to perform or permit any act which may in any way impair the value of the Premises or allow changes in the use for which the Premises was intended at the time this Mortgage was executed.

         3.6 No Further Encumbrances; No Disposition; Management Changes. Not to make, create or suffer to be made or created any sale, transfer, conveyance, assignment or further encumbrance of the Premises, or any part thereof, or any interest therein or any contract or agreement to do any of the same without Mortgagee's prior written consent, which consent shall not be unreasonably withheld. A sale, transfer, conveyance or assignment means the conveyance by Mortgagor of any legal or equitable right, title or interest in the Premises, or any part thereof, whether such conveyance is voluntary or involuntary, by outright sale, deed, installment sale contract, land contract, lease option contract or any other method of transferring any interest in real property. Any encumbrance means a lien, mortgage or any other encumbrance subordinate to Mortgagee's Mortgage. Any change in the management of Mortgagor wherein Stephen
D. King shall no longer be Chairman of the Board of Directors of Mortgagor and shall no longer hold a voting seat on the Board of Directors of Mortgagor, shall not be made without the written consent of Mortgagee. Further, in the event of default under any of the provisions of this Section 3.6, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage in the same manner as with Mortgagor and may forbear to sue or may extend time for payment without discharging or in anyway affecting the liability of Mortgagor hereunder.

         3.7 Condemnation. To promptly notify Mortgagee of any action or proceeding relating to any condemnation or other taking, whether direct or indirect of the Premises, or part thereof, and Mortgagor shall appear in and prosecute any such action or proceedings unless otherwise directed by Mortgagee in writing. Mortgagor authorizes Mortgagee, at Mortgagee's option, as attorney in fact for Mortgagor (which authorization shall be irrevocable) to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation or other taking of the Premises, whether direct or indirect and to settle or compromise any claim in connection with such condemnation or other taking. Subject to the terms and conditions of the Lease, the proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Premises or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Mortgagee; and all condemnation money so received shall be forthwith applied by Mortgagee, at its option in payment of the Note, or any other sum secured by this Mortgage whether or not such sums are then due, or to the restoration or replacement of any part of the Premises without in any way affecting the lien of this Mortgage or the obligation of Mortgagor or any other person for payment of Indebtedness Hereby Secured; provided however that any excess



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                                   -8-



over the balance due under the Note and any other indebtedness secured by this Mortgage shall be delivered to Mortgagor.

         3.8 Subleases. Mortgagor covenants that it shall not make or suffer to be made any sublease of the Premises or any part thereof without the prior written consent of Mortgagee. In addition, in the event that Mortgagee has consented to a sublease, Mortgagor covenants not to cancel any such sublease or reduce the amounts of the rents or other payments thereunder or release the tenants under any sublease from the obligations to be performed by such tenants without Mortgagee's prior written consent. Mortgagor further covenants to fully and timely perform Mortgagor's obligations under all such subleases and not to accept any prepayment of rent for more than thirty (30) days in advance without Mortgagee's prior written consent, which would not be unreasonably withheld or delayed. Upon Mortgagee's request from time to time, Mortgagor shall furnish Mortgagee a statement, in affidavit form and in such reasonable detail as Mortgagee may require, of all subleases on the Premises and, on demand, to furnish Mortgagee executed counterparts of any and all such subleases.


         3.9 Books and Records; Financial Information. With respect to the Premises and the operation thereof, Mortgagor will keep or cause to be kept proper books of record in accordance with generally accepted accounting principles consistently applied. Mortgagee shall have the right to inspect the books and records of the operation of the Premises and make copies thereof at all reasonable times and upon reasonable notice to Mortgagor. Mortgagor shall furnish to Mortgagee such financial statements and information as is required by the terms of the Loan Agreement.

         3.10 Liability For All Loan Administration and Enforcement Expenses. Mortgagor shall pay all sums out of pocket, including costs and reasonable attorney fees which Mortgagee may incur in the making of the Loan and the administration thereof including title examination and title insurance premiums and expenses, appraisal fees, survey fees, inspection fees incurred by Mortgagee to establish or preserve the lien of this Mortgage or its priority, or in connection with any suit to enforce this Mortgage to recover the Indebtedness Hereby Secured, or to protect the security of this Mortgage. All such sums shall be immediately due and payable, shall bear interest at the highest rate of interest provided in the Note in the event of default, and shall, together with such interest, be added to the Indebtedness Hereby Secured.

         3.11 Application of Funds. Unless applicable law provides otherwise, all payments received by Mortgagee from Mortgagor under this Mortgage shall be applied by Mortgagee in the following order of priority:

               (a) Amounts advanced by Mortgagee in accordance with the terms of this Mortgage or the Note, together with interest thereon;

               (b) All past due and current amounts due Mortgagee from Mortgagor for deposits established pursuant to Section 3.4;

               (c) All late charges, penalties and/or prepayment penalties due Mortgagee from Borrower and Mortgagor pursuant to the provisions of the Note and this Mortgage;

               (d)     Interest payable on the Note;

               (e)     Principal balance of the Note; and

               (f)     All other Indebtedness Hereby Secured.

         3.12 Construction. To notify and obtain the written approval of Mortgagee which will not be unreasonably withheld or delayed prior to undertaking any construction or renovation on the Premises if the cost to complete such construction or renovation will exceed One Hundred Thousand and 00/100 Dollars ($100,000.00); to comply with all applicable lien laws and all requirements of Mortgagee in connection therewith; and to diligently undertake, perform and complete on a timely basis and in a good and workmanlike manner any such construction approved by Mortgagee in accordance with the schedules and plans and specifications provided to Mortgagee and any other representations made to Mortgagee.

         3.13 Environmental Conditions. Mortgagor represents and warrants to Mortgagee (a) that Mortgagor has no knowledge or information which would put a reasonable person on notice or cause such person to make inquiry concerning the likelihood or presence of any hazardous waste condition or any factor contributing to a risk to the environment located on or emanating from the Premises; (b) that no environmental enforcement action(s) against or concerning the Premises are pending or threatened and Mortgagor will notify Mortgagee if any such action is commenced; (c) that Mortgagor will maintain and operate the Premises during the term of the Mortgage in compliance with all applicable environmental laws of the state where the Premises are located and of the United States of America; (d) that Mortgagor will remedy any contamination that may be discovered on the Premises; and (e) that Mortgagor will indemnify and hold Mortgagee harmless from and against all losses or damages arising from hazardous waste conditions or risks to the environment which will result in claims against or liability of Mortgagee as holder of this Mortgage or subsequent owner of the Premises.

         3.14 Indemnification of Mortgagee. To indemnify Mortgagee for and hold Mortgagee harmless from and against any loss suffered or any liability, cost or expense, including without limitation, reasonable attorneys' fees, incurred by Mortgagee on account of any damage to the person or property of the parties hereto or of any third parties by reason of or in connection with the use, operation, maintenance, repair or management of the Premises, unless such damage is due to the negligence of Mortgagee, or its employees or agents. Mortgagor shall undertake, at its sole expense and through counsel satisfactory to Mortgagee, the defense of Mortgagee in any lawsuit commenced as the result, or alleged to be the result, of injury or damage occurring by reason of or in connection with the use, operation, maintenance, repair or management of the Premises.

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                                    ARTICLE 4

                                Events of Default

         Each of the following shall be deemed to be an "Event of Default":

         4.1 Default in the payment of principal, interest or any other amounts due under the Note after the expiration of any applicable grace or cure period;

         4.2 Default in the payment of any other Indebtedness Hereby Secured after the expiration of any applicable grace or cure period;

         4.3 The failure to obtain and keep in force at all times all insurance on the Premises and contents thereof and other insurance coverages in accordance with the terms of this Mortgage;

         4.4 An encumbrance on or sale of the Premises, or any part thereof, in violation of Section 3.6 herein;

         4.5 The filing of any lien or charge against the Premises or any part thereof which is not removed or bonded to the satisfaction of Mortgagee within a period of thirty (30) days thereafter;

         4.6 The failure to observe or perform any one or more of the other terms, covenants or other obligations on the part of Mortgagor set forth in this Mortgage and such default is not fully cured within thirty (30) days after Mortgagee has given written notice thereof to Mortgagor; provided, however, that if such default is curable, and if and so long as Mortgagor is proceeding with due diligence to cure the default, such period will be extended to whatever reasonable period is required to permit Mortgagor to cure the default; provided that such additional curing period does not, in Mortgagee's sole opinion, jeopardize its vital interest in the Premises;

         4.7   The abandonment by Mortgagor of all or a part of the Premises;

         4.8 In the case where mortgagor is a corporation, partnership or trust entity, the dissolution or cessation of existence as a legal entity of mortgagor;

         4.9 Any certification, representation or warranty of Mortgagor under this Mortgage or any of the Loan Documents or any other information provided to Mortgagee by Mortgagor or its representatives in connection with the Premises is determined to have been untrue and/or misleading in any material effect when made;

         4.10 Upon the filing of any bankruptcy proceeding by Mortgagor or upon the filing of any bankruptcy proceeding against Mortgagor which is not dismissed within thirty (30) days; any assignment by Mortgagor of any of its property for the benefit of creditors or the placing of any of

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                                      -11-




Mortgagor's property in receivership, trusteeship or conservatorship with or without action or suit in any court;

         4.11 The occurrence and continuation of any event of default under the Lease, after the expiration of any applicable grace or cure period, or the termination, cancellation, modification or amendment of the Lease without the prior written consent of Mortgagee;

         4.12 The death of any of Stephen D. King, Jerry Ruyan, Martin J. O'Dowd, or ________________; provided that in the event that Mortgagor or the executors or administrators of the estates ("Estates") of any of Stephen D. King ("King"), Jerry Ruyan ("Ruyan"), Martin J. O'Dowd ("O'Dowd"), ______________ ("_______") can within ninety (90) days of the date of death of any of King, Ruyan, O'Dowd or __________ (i) find an acceptable substitute Co-maker or guarantor who shall have comparable net worth and liquidity to that of King, Ruyan, O'Dowd or ________ just prior to his or their deaths, as reasonably determined by Mortgagee in its discretion, or (ii) provide acceptable additional collateral to replace the credit of King, Ruyan, O'Dowd, ___________, as applicable, as reasonably determined by Mortgagee in its discretion, or (iii) shall cause the King, Ruyan, O'Dowd or __________ Estates to co-make the payment of the Note or guaranty the Note and the performance of Mortgagor's obligations under the Loan Documents under the same terms as are set forth in the Note delivered to Mortgagee in connection herewith, then Mortgagor shall not be in default under the terms hereof; and

         4.13 The occurrence of any Event of Default under any of the other Loan Documents.

                                    ARTICLE 5

                                    Remedies

         5.1 Mortgagee's Remedies. Upon the occurrence of an Event of Default, Mortgagee shall have the right to exercise all rights and remedies provided by law or in equity to which Mortgagee is entitled, including without limitation,
(a) the right to proceed to protect and enforce its rights by any action at law, in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms, conditions, or provisions hereof or in the aid of the exercise of any power granted hereby or by law; (b) the right to declare the entire amount of the Note and all interest thereon, or, at its option, any part of the foregoing, to be immediately due and payable without further demand or notice;
(c) the right to, at any time or from time to time, proceed at law or in equity or otherwise to foreclose the lien on this Mortgage as against all or any part of the Premises; (d) upon the filing of a suit or other commencement of judicial proceeding to enforce the rights of Mortgagee under this Mortgage, Mortgagee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Premises and to receive all receipts therefrom pending such proceedings, with such power as the court making such appointment shall confer; and (e) the right to demand that Mortgagor surrender the possession of the Premises subject to the rights of any lessee, to take possession of all or any part of the Premises together with all books, papers and accounts of Mortgagor pertaining thereto and to operate and manage the same and from time to time to make all needful repairs and improvements as Mortgagee may deem reasonable; and to sublease the Premises or any part thereof in the name of and for the account of Mortgagor and to collect and receive and sequester the rents, revenues and other income after deducting all proper costs and expenses of so taking, holding and managing the same including reasonable compensation to Mortgagee.

         5.2 Rights and Remedies Cumulative; No Waiver or Release of Obligation. The rights and remedies of Mortgagee as provided in this Mortgage, and in the warranties contained herein and therein shall be cumulative and concurrent, may be pursued separately, successively or together against Mortgagor or against the Premises, or both, in the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise.

               Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed a waiver of any of the terms or provisions of this Mortgage. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; every such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver of any default or Event of Default hereunder by Mortgagee shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

               Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

         5.3 Expenses. Upon an Event of Default hereunder, Mortgagor shall pay to Mortgagee such further amount as shall be sufficient to reimburse it fully for all costs and expenses, including without limitation, Mortgagee's fees and expenses for enforcing this Mortgage or any rights hereunder, reasonable attorneys', accountants' and appraisers' fees and expenses, court costs and any taxes and fees or governmental charges incident to such enforcement of rights and collection.

                                    ARTICLE 6

                         Mortgage as Security Agreement

         6.1 Uniform Commercial Code Security Interest. In addition to being a mortgage, this Mortgage constitutes a security agreement under the Uniform Commercial Code as adopted in the State of Ohio and creates a security interest in favor of Mortgagee in and to all that property (and the proceeds, successions and replacements thereof, and the proceeds of any insurance on such property) included in the Premises which might otherwise be deemed "personal property". Mortgagor hereby grants Mortgagee a security interest in said items and all substitutions, replacement parts, additions, repairs, repair parts, accessions and accessories incorporated therein or affixed thereto in which Mortgagor acquires an interest and the proceeds thereof (sometimes referred to herein collectively as the "Collateral"). Mortgagor agrees that Mortgagee may file this Mortgage or a reproduction thereof in the real estate records or other appropriate index as a financing statement for any of the items specified above as part of the Premises. In addition, Mortgagor agrees to execute and deliver to Mortgagee, upon Mortgagee's request any financing statements as well as extensions, renewals and amendments thereof and reproductions of this Mortgage in such form as Mortgagee may require, to perfect or protect the security interest hereby created with respect to the Collateral, or to more fully describe the Collateral. Notwithstanding any release of any or all of the property included in the Premises which is deemed "real property," any proceedings to foreclose this Mortgage, or its satisfaction of record, the terms hereof shall survive as the security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Indebtedness Hereby Secured.

         6.2 Restriction Against Granting Further Security Interest. Mortgagor shall not, without the prior written consent of Mortgagee, create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Premises and/or Collateral (or any portion thereof) including replacements and additions thereto.

         6.3 Remedies. Upon Mortgagor's breach of any covenant or agreement of Mortgagor contained in this Mortgage, including the covenant to pay when due all sums secured by this Mortgage, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option may also invoke all other remedies as provided herein. In exercising any of said remedies, Mortgagee may proceed against the items of Real Property and any items of Personal Property specified herein as part of the Premises separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee's remedies under the Uniform Commercial Code or any of the other remedies provided herein.


                                    ARTICLE 7

                                  Miscellaneous

         7.1 Binding Effect. All of the terms, covenants and conditions of this Mortgage shall bind Mortgagor and its respective heirs, devisees, administrators, executors, successors and assigns and shall inure to the benefit of and be available to Mortgagee, and its successors and assigns.

         7.2 Interpretation; Time of the Essence. All references to Mortgagor and Mortgagee shall be read in the singular or plural and in the masculine, feminine or neuter gender, as the sentence may require. Time is of the essence with respect to each and every obligation of Mortgagor under this Mortgage.

         7.3 Governing Law. This Mortgage shall be governed by the laws of the State of Ohio. In the event that any provision of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given affect without the conflicting provisions, and to this end the provisions of this Mortgage are declared to be severable.

         7.4 Covenants Run With Land. All of the covenants of this Mortgage shall run with the land constituting the Premises.

         7.5 Headings. The headings to the articles and sections hereof are for reference only and do not limit in any way the content thereof.

         7.6 Additional Assurances. Mortgagor hereby agrees to promptly execute and deliver such further instruments and assurances and will do such further acts as Mortgagee may reasonably request to perfect the security interest of Mortgagee in all or any portion of the Premises and/or to more effectively carry out the purposes of this Mortgage.

         7.7 Open-End Mortgage. In accordance with the provisions of Ohio Revised Code Sections 5301.232 and 5301.233, this Mortgage is given to, and the parties intend that it shall secure, among other items, indebtedness in a maximum amount of Two Million and 00/100 Dollars ($2,000,000) evidenced by the Note, which indebtedness may include advances made by Mortgagee, after this Mortgage is filed of record. The making of such advances is obligatory on the part of Mortgagee subject to the terms and conditions provided for in the Note and Loan Documents. The maximum amount of the unpaid balance of such indebtedness, in the aggregate and exclusive of interest thereon, which is or will be outstanding at any time, is that set forth above, provided that this Mortgage shall also secure unpaid balances of advances made for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Premises.

         7.8 Ohio Revised Code Section 1311.14. Mortgagor covenants and agrees with Mortgagee that Mortgagee may, at its option, do all things provided to be done by a Mortgagee under Section 1311.14 of the Ohio Revised Code, and any amendments or supplements thereto, for the protection of Mortgagee's interest in the Premises.

         7.9 Waiver of Jury Trial. In consideration for the extension of the Loan to Borrower by Mortgagee, Mortgagor hereby expressly waives the right to trial by jury in any lawsuit or proceeding related to this Mortgage or arising in any way from the Indebtedness Hereby Secured or the transactions between Mortgagor and Mortgagee.

         7.10 Compliance with Lease. Mortgagor shall (i) pay all rents, additional rents and other sums required to be paid by Mortgagor as tenant under and pursuant to the provisions of the Lease, (ii) diligently perform and observe all the terms, covenants and conditions of the Lease on the part of Mortgagor, as tenant thereunder, to be performed and observed, unless such performance or observance shall be waived in writing by the Lessor, to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor, as tenant under the Lease, and (iii) promptly notify Mortgagee of the giving of any notice by the Lessor under the Lease to Mortgagor of any default by Mortgagor in the performance or observance of any of the terms, covenants or conditions of the Lease on the part of Mortgagor, as tenant thereunder, to be performed or observed and deliver to Mortgagee a true copy of each such notice. Mortgagor shall not without the prior written consent of Mortgagee, surrender the Lease or terminate or cancel the Lease or modify, change, supplement, alter or amend the Lease, in any respect, either orally or in writing, and Mortgagor hereby assigns to Mortgagee, as further security for the payment of the Indebtedness Hereby Secured and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of Mortgagor, as tenant under the Lease to surrender the leasehold estate created by the Lease or to terminate, cancel, modify, change, supplement, alter or amend the Lease, and any such surrender of the Lease, or termination, cancella tion, modification, change, supplement, alteration or amendment of the Lease without the prior written consent of Mortgagee, shall be void and of no force and effect. If Mortgagor shall default in the performance or observance of any term, covenant or condition of the Lease on the part of Mortgagor, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing Mortgagor from any of its obligations hereunder, Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Lease on the part of Mortgagor, as tenant thereunder, to be performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagee in, to and under the Lease shall be kept unimpaired and free from default. If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, then all sums expended and costs or expenses incurred by Mortgagee in connection therewith shall be paid by Mortgagor to Mortgagee upon demand, and all such sums, costs or expenses shall be deemed to be secured by the lien of this Mortgage and shall be repaid with interest. In any such event, Mortgagee and any person designated by it shall have, and are hereby granted, the right to enter upon the Premises at any time and from time to time for the purpose of taking any such action. Mortgagor shall, from time to time, use its best efforts to obtain from the Lessor under the Lease such certifi cates of estoppel with respect to compliance by Mortgagor with the terms of the Lease as may be requested by Mortgagee.

         NOW, THEREFORE, if Mortgagor shall well and truly pay and discharge the Indebtedness Hereby Secured as the same shall become due and payable and Mortgagor shall perform and observe all of the terms, covenants and conditions to be performed and observed by Mortgagor hereunder, then this conveyance shall be null and void and shall be released by Mortgagee at the expense of Mortgagor; otherwise this Mortgage is to remain in full force and effect.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the year and date first above written.

Signed and Acknowledged                         MORTGAGOR:
in the Presence of:
                                                CAFE ODYSSEY, INC.,
                                                a Minnesota corporation

/s/ Mark J. Weber                               By:    /s/ Stephen D. King
Printed: Mark J. Weber                          Stephen D. King,
                                                        Chairman

/s/ Keven Ward
Printed: Keven Ward


STATE OF OHIO     )
                  )SS:
COUNTY OF HAMILTON)

     The foregoing instrument was acknowledged before me this 23rd day of September, 1998, by Stephen D. King, Chairman of Cafe Odyssey, Inc., a Minnesota corporation, on behalf of the corporation.



                                        /s/ Mark J. Weber
                                        Notary Public


This Instrument Prepared By:

Mark J. Weber, Esq.
Keating, Muething & Klekamp, P.L.L.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-6400